                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 17, 2000



                         REGIONS FINANCIAL CORPORATION
                         -----------------------------
             (Exact name of registrant as specified in its charter)




    Delaware                        0-6159                  63-0589368
----------------                 -------------         ------------------
(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


               417 North 20th Street, Birmingham, Alabama 35203
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                (205) 944-1300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

     On December 17, 2000, Regions Financial Corporation ("Regions") and Morgan Keegan, Inc. ("Morgan") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Morgan will be acquired by Regions. The Boards of Directors of Regions and Morgan approved the Agreement and the transactions contemplated thereby at separate meetings.

     In accordance with the terms of the Agreement, Regions will acquire Morgan pursuant to the merger (the "Merger") of Morgan with and into Regions, with Regions as the surviving entity resulting from the Merger.

     Upon consummation of the Merger, each share of the $.625 par value common stock of Morgan ("Morgan Common Stock") (excluding shares held by Morgan, Regions, or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (the "Effective Time") shall, subject to the election procedures described below, be converted into a multiple (rounded to three decimal places) of a share (the "Merger Shares") of the $.625 par value common stock of Regions ("Regions Common Stock") equal to the quotient obtained by dividing (i) $27.00 by (ii) the Average Price (as defined below) (the "Exchange Ratio").

     For purposes of the Agreement, the Average Price means the average of the daily volume weighted averages of the trading prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source agreed to by Morgan and Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the second full trading day immediately preceding the Effective Time.

     In lieu of receiving any Merger Shares, each holder of Morgan Common Stock may elect to receive cash consideration for such holder's shares of Morgan Common Stock. At the Effective Time, such holders shall receive an amount in cash in respect of each share of Morgan Common Stock that is so converted equal to $27.00. The aggregate amount of cash that shall be issued in the Merger to satisfy such elections, together with any other cash amounts to be paid in lieu of fractional shares issued pursuant to the Merger, shall not exceed 30% (which may be increased by Regions in its sole discretion to 45%) of the aggregate consideration paid by Regions in the Merger.

     At the Effective Time, all rights with respect to Morgan Common Stock, pursuant to stock options, stock appreciation rights, or stock awards granted by Morgan under the existing stock plans of Morgan which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock on a basis that reflects the Exchange Ratio.

     Regions is also establishing at the Effective Time a retention bonus pool consisting of stock options to purchase 5,550,000 shares of Regions Common Stock to be allocated among key employees of Morgan and its subsidiaries at the Effective Time. Regions is also entering into employment agreements with five senior executives of Morgan.

     The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a purchase.

     Regions contemplates purchasing in privately negotiated transactions or in the open market all shares of Regions Common Stock to be issued in the Merger, subject to the satisfaction of all applicable legal requirements.

     Consummation of the Merger is subject to various conditions, including:
(i) receipt of the approval by the stockholders of Morgan of the Agreement;
(ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System, the National Association of Securities Dealers, Inc., certain state regulatory authorities, and certain other regulatory authorities;
(iii) receipt of opinions of counsel as to the tax-free nature of certain aspects of the Merger; (iv) the effectiveness of a registration statement filed under the Securities Act of 1933, as amended, to register the Merger Shares; and (v) satisfaction of certain other conditions.

     Regions and Morgan have entered into a termination fee agreement (the "Termination Fee Agreement") that provides for the payment of a fee by Morgan to Regions in the amount of $25 million in certain circumstances when the Merger is not consummated and the Agreement is terminated and Morgan enters into a business combination with a third party within 12 months after the termination of the Agreement. Regions and the directors and certain executive officers of Morgan have also entered into support agreements pursuant to which such individuals have agreed to vote in favor of the Merger.

     The Agreement and the Merger will be submitted for approval at a meeting of the stockholders of Morgan. Prior to such stockholders meeting, Regions will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Regions Common Stock to be issued in exchange for the outstanding shares of Morgan Common Stock. Such shares of stock of Regions will be offered to the Morgan stockholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the stockholders of Morgan.

     A copy of a joint news release (the "News Release") relating to the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits. The exhibits listed in the exhibit index are furnished as a part of this current report on Form 8-K.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 REGIONS FINANCIAL CORPORATION
                                        (Registrant)



                                 By: /s/ D. Bryan Jordan


                                      D. Bryan Jordan
                                      Executive Vice President and Comptroller


Date:  December 18, 2000

                               INDEX TO EXHIBITS

                                                                   Sequential
   Exhibit                                                         Page No.
   -------                                                         ----------


    99.1 Text of News Release, Dated December 18, 2000 issued jointly by Regions Financial Corporation and Morgan Keegan, Inc.

                                                  Exhibit 99.1



December 18, 2000





REGIONS TO ACQUIRE MORGAN KEEGAN

* Creates leading diversified financial services company in the South

* Excellent strategic fit which accelerates Regions' wealth management strategy

* Morgan Keegan is a premier regional broker-dealer

* Financially attractive

* Low-risk integration

Regions Financial Corp. (NASDAQ: RGBK) and Morgan Keegan, Inc. (NYSE: MOR) today announced the signing of a definitive agreement under which Regions will acquire the Memphis based Morgan Keegan. The acquisition will allow Regions to offer a full range of retail and institutional brokerage and investment banking services to its customers. Morgan Keegan will maintain its name and operate as a separate subsidiary of Regions. Allen B. Morgan, Jr., currently Chairman and Chief Executive Officer of Morgan Keegan, will continue in that capacity and will join the Board of Directors of Regions.

"This transaction is about better serving our clients and accelerating our long term earnings growth," Regions' President and Chief Executive Officer, Carl E. Jones, Jr., explained. "The combined strengths of Regions and Morgan Keegan coupled with a presence in the same regional markets means that we will be able to offer our commercial, municipal, retail and private banking clients a broader range of financial solutions and advisory services to satisfy their financial needs. Our firms share a common commitment to providing the highest standard of quality products and services to our regional customer base. I am excited about the significant potential benefits from this transaction and, based on our common operating culture and competitive strategies, I am convinced we can realize them."

Allen Morgan said, "Regions is an ideal partner for Morgan Keegan. Together we will create the full range financial services company our customers need and want. Morgan Keegan significantly enhances Regions' retail and institutional brokerage, fixed income and asset management capabilities and adds equity capital markets, investment banking and mergers and acquisitions to Regions' commercial and retail banking, trust, insurance and mortgage banking businesses. Combining with Regions will provide us with a unique platform, which comes with being part of a large financial services company. Retaining our identity as an independent operating subsidiary will set us apart from other firms and will allow us to maintain our entrepreneurial culture," Morgan Keegan's CEO concluded.

Under the terms of the agreement, Regions will pay $27.00 per share for each Morgan Keegan share in a transaction valued at $789 million. In addition, Regions has established an employee retention pool of 5.55 million stock options for key employees of Morgan Keegan. Morgan Keegan executive officers and directors, owning approximately 23% of the Morgan Keegan stock, have agreed to vote in favor of the merger. Additionally, Regions and Morgan Keegan have entered into a termination fee agreement under which Regions will receive a fee of $25 million under certain circumstances in the event the transaction is terminated.

The merger agreement provides for a tax-free exchange of Regions common shares for shares of Morgan Keegan. The per share exchange ratio will be based on the daily volume weighted average trading price per Regions share over the ten trading days ending two days prior to the closing. In lieu of Regions shares, Morgan Keegan shareholders may elect to receive $27.00 per share in cash at closing subject to a maximum of 30% (which may be increased at Regions' discretion) of Morgan Keegan's shares being exchanged for cash. Based on First Call consensus estimates, the transaction is expected to be modestly dilutive to Regions' 2001 earnings per share and accretive thereafter. The transaction will be immediately accretive to Regions' cash earnings per share. As a result of this transaction, Regions' non-interest income is expected to rise from approximately 30% to approximately 40% of total revenue.

Regions' Board of Directors has authorized the Company to repurchase up to 100% of the shares issued in connection with this transaction. These repurchases will be in addition to Regions' previously announced repurchase plans. In addition, Regions may purchase shares of common stock of Morgan Keegan, as well, prior to consummation of the acquisition.

After the transaction, Morgan Keegan will become Regions' brokerage and capital markets engine. As a result, Regions will merge its brokerage operations into Morgan Keegan. This combination will result in a company with 54 offices operating in 14 states with 961 Series 7 retail and institutional brokers. The firm will maintain its headquarters in Memphis and the senior management of Morgan Keegan will manage the combined operations of Morgan Keegan and Regions Investment Company, Inc. "I am excited at the opportunities afforded Morgan Keegan by the additional personnel and relationships which will come to our firm with the merger with Regions" Allen Morgan said. "With our expanded capabilities and access to Regions' customers, I am confident we can increase the penetration in our commercial and retail businesses by offering a broader product array to our joint customer bases," he concluded.

The acquisition, which will be accounted for as a purchase, is expected to close during the first quarter of 2001, pending Morgan Keegan stockholder approval, regulatory approval, as well as other customary conditions of closing.

Regions and Morgan Keegan will host a conference call to discuss this transaction at 10:30 a.m. (Eastern Standard Time) on December 18, 2000. Investors, analysts and other interested parties may dial in the conference call at 973-628-7055. In addition, a slide presentation containing information related to the transaction will be available on Regions' Web site at http://www.regionsbank.com shortly before the conference call. A replay of the conference call will be available through January 12, 2001, by dialing 402-220-2922.

Morgan Keegan & Company, Inc. is one of the South's largest investment firms. Through their 54 offices in 13 states, Morgan Keegan serves individual investors in the Southern United States and institutional clients throughout the United States and abroad. With more than 2,000 employees and over $250 million in equity capital, Morgan Keegan is an established leader in the financial services industry in the South.

Regions Financial Corporation is a $43.6 billion bank holding company providing banking services from more than 750 offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions also provides banking-related services in the fields of mortgage banking, insurance, securities brokerage and mutual funds. Regions' common stock is traded in the Nasdaq National Market System under the symbol RGBK.

Investors and security holders are advised to read the proxy statement/prospectus regarding the proposed transaction referenced in this press release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities
and Exchange Commission by Regions and Morgan Keegan.   Security holders may
receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Regions and Morgan Keegan at the Commission's website at http://www.sec.gov. Copies of the proxy statement/prospectus and other related documents can also be obtained, without charge, by directing a request to Regions Financial Corporation, 417 N. 20th Street, Birmingham, Alabama 35203,
Attention: Ronald C. Jackson (205-326-7374) or to Morgan Keegan, Inc., Fifty North Front Street, Memphis, Tennessee 38103, Attention: Joseph C. Weller (901-524-4100).

Morgan Keegan and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Morgan Keegan with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Morgan Keegan's proxy statement for its 2000 annual meeting of stockholders filed with the Commission on October 20, 2000. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Morgan Keegan.

For additional information, visit Regions' Web site at
http://www.regionsbank.com or contact:
     Media:     For Regions, Kathie B. Martin at 205-326-7188
     Investors: For Regions, Ronald C. Jackson at 205-326-7374


Forward-Looking Statements:

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future (including the Morgan Keegan transaction), which in turn depends on a variety of factors, including: our ability to achieve in a timely manner anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; our ability to retain existing customers and employees of acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.